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                      SENIOR EXECUTIVE SEVERANCE AGREEMENT
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    THIS AGREEMENT, by and between ELSINORE CORPORATION, a Nevada corporation
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(the "Corporation"), and ___________ (the "Executive"),

                              W I T N E S S E T H:

    WHEREAS, the Board of Directors of the Corporation (the "Board") has adopted and approved the Restated and Amended Elsinore Corporation Senior Executive Severance Plan dated March 15, 1993 (the "Plan"), pursuant to which certain key executives of the Corporation and its "Subsidiaries" (as defined in the Plan and herein) may be designated as participants thereunder; and

    WHEREAS, the Executive is a key executive of the Corporation and/or one or more of its Subsidiaries and has been selected by the Board to be a participant under the Plan; and

    WHEREAS, in the event that there occurs a "Change of Control" (as defined in the Plan and herein), the Board believes it imperative that the Corporation and the Board be able to rely upon the Executive to continue in his position and, if required, to assess any proposal or transaction which would cause a Change of Control and advise management and the Board as to whether such proposal would be in the best interest of the Corporation and its stockholders, free from concern that his recommendations may adversely affect his continued employment:

    NOW, THEREFORE, to assure the Corporation that it will have the continued dedication of the Executive and the availability of his advice and counsel notwithstanding the possibility, threat or occurrence of a Change of Control of the Corporation, and to induce the Executive to remain in the employ of the Corporation and/or one or more of its Subsidiaries, and for other good and valuable consideration, the receipt, adequacy and sufficiency of which are hereby acknowledged, the Corporation and the Executive agree as follows:

    1.   Services During Certain Events.  In the event that any steps are taken
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which may constitute the possibility, threat or occurrence of a Change of
Control of the Corporation, the Executive agrees that he will not voluntarily leave the employ of the Corporation or any of its Subsidiaries and will continue to render services to the Corporation and its Subsidiaries until, in the opinion of the Board, either efforts to effect a Change of Control have been abandoned or terminated or until one (1) year after a Change of Control has occurred. Any decision by the Board that efforts to effect a Change of Control have been abandoned or terminated shall be conclusive and binding on the Executive.

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    2.   Severance Payments.
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    (a) In the event that the Corporation terminates the Executive's employment or materially either diminishes or reduces his title, compensation, authority, responsibility, functions or duties with the Corporation and its Subsidiaries within two (2) years after a Change of Control for any reason other than "for cause" (as defined herein) or as a consequence of his death or disability, then, within thirty (30) days after such termination of employment, the Corporation shall pay to the Executive as compensation for services rendered to the Corporation and its Subsidiaries cash in an amount equal to two (2) times his aggregate base salary (excluding bonus) for the twelve (12) month period immediately preceding the date of termination plus any and all accrued salary, accrued vacation pay and accrued bonus.

    (b) In the event that the Executive's employment is terminated pursuant to Paragraph 2(a) hereof, then, within ninety (90) days after any such termination, the Executive shall be entitled to put to the Corporation any and all outstanding options to purchase shares of the Corporation's common stock, $.001 par value ("Common Stock"), theretofore granted to the Executive pursuant to the Corporation's 1988 Stock Option Plan, 1993 Long-Term Stock Incentive Plan or any similar plan (the "Option Plan"), whether or not such options are then immediately exercisable in accordance with their terms, provided that such options shall not have then expired, and to receive from the Corporation in payment therefor a cash payment in the amount equal to the difference (if greater than zero) between the "fair market value" (as defined in the Option
Plan) of the shares of Common Stock covered by the option and the exercise price thereof, and upon the Executive's receipt of such payment, such options shall be deemed to be canceled.

    3.   Definitions.
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    (a) A "Change of Control" shall be deemed to have taken place if, after
March 15, 1993, (i) any Person becomes the beneficial owner (as such term is defined in Rule 13d-3 promulgated pursuant to the Securities Exchange Act of 1934, as amended (the "Act")) of securities of the Corporation having twenty percent (20%) or more of the combined voting power of all classes of the Corporation's securities entitled to vote in an election of Directors of the Corporation; (ii) a merger or other business combination with, or sale of substantially all of the assets of the Corporation to, any Person is effected or
(iii) the persons who are "Disinterested Directors" of the Corporation cease to constitute a majority of the Board of the Corporation or any successor to the Corporation.

    (b) "Disinterested Director" shall mean (i) any Director who (A) has served as a member of the Board for the twenty-four (24) month period preceding a Change of Control and (B) is not

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affiliated with any Person who causes or participates in causing a Change of
Control and (ii) any Director prior to the Change of Control who was initially appointed or elected to the Board upon recommendation of a majority of Disinterested Directors then on the Board and is designated a Disinterested Director by the Board.

    (c) "For cause" shall mean (i) the commission of fraud, embezzlement or theft against the Corporation or any of its Subsidiaries or against an employee, customer or business associate of the Corporation or any of its Subsidiaries or
(ii) a conviction of, or guilty plea to, a felony.

    (d) "Subsidiary" shall mean any domestic or foreign corporation, partnership or entity, a majority of whose equity securities is owned directly or indirectly by the Corporation or by other Subsidiaries.

    (e) "Person" shall have the same meaning as such term has under section 13(d) of the Act and the regulations promulgated thereunder.

    4.   Indemnification.  If litigation shall be brought to enforce or
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interpret any provision contained herein, the Corporation, to the extent permitted by applicable law and the Corporation's Articles of Incorporation, as amended, hereby agrees to indemnify the Executive for his reasonable attorneys' fees and disbursements incurred in such litigation, and hereby agrees to pay any money judgment obtained from the Executive and prejudgment interest on any money judgment obtained from the Executive.

    5.   Payment Obligations Absolute.  The Corporation's obligation to pay the
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Executive the compensation and to make the arrangements provided for herein shall be absolute and unconditional and shall not be affected by any circumstances, including, without limitation, any set-off, counterclaim, recoupment, defense or other right which the Corporation may have against him or anyone else. All amounts payable by the Corporation hereunder shall be paid without notice or demand. Each and every payment made hereunder by the Corporation shall be final, and the Corporation will not seek to recover all or any part of such payment from the Executive or from whosoever may be entitled thereto, for any reason whatsoever. The Executive shall not be obligated to seek other employment in mitigation of the amounts payable or arrangements made under any provision of this Agreement, and the obtaining of any such other employment shall in no event effect any reduction of the Corporation's obligations to make the payments and arrangements required to be made under this Agreement.

    6.   Continuing Obligations.  The Executive shall retain in confidence any
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confidential information known to him concerning

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the Corporation and its Subsidiaries and their respective businesses so long as such information is not publicly disclosed.

    7.   Successors.  This Agreement shall be binding upon and inure to the
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benefit of the Executive and his estate and the Corporation and any successor of the Corporation, but neither this Agreement nor any rights arising hereunder may be assigned or pledged by the Executive.

    8.   Severability.  Any provision in this Agreement which is prohibited or
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unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective only to the extent of such prohibition or unenforceability without invalidating or affecting the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

    9.   Prior Agreements.  This Agreement supersedes any prior severance
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agreement between the Executive and the Corporation, which shall be of no further force and effect whatsoever.

    10.  Controlling Law.  This Agreement shall in all respects by governed by,
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and construed in accordance with, the laws of the State of Nevada, except for the choice-of-law provisions thereof.

    11.  Termination.  This Agreement shall terminate if, in accordance with the
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Plan, the Board determines that the Executive is no longer a key executive to be included within the Plan and so notifies the Executive; except that such determination shall not be made, and if made shall have no effect, (i) within two (2) years after the Change of Control in question or (ii) during any period of time when the Corporation has knowledge that steps are being taken that are reasonably calculated to effect such Change of Control until, in the opinion of the Board, efforts to effect such Change of Control have been terminated or abandoned. Any decision by the Board that efforts

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to effect a Change of Control have been terminated or abandoned shall be conclusive and binding on the Executive.

    IN WITNESS WHEREOF, the parties have executed this Agreement on the ___ day of ____, 1993.


                                       ELSINORE CORPORATION



                                       By_______________________________________

                                       Its______________________________________



                                       EXECUTIVE


                                       _________________________________________


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